Exhibit (c)(13)

Clearwre

Board of Directors Presentation

May 21, 2013

Evercore Partners

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Board of Directors of Clearwire Corporation (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Evercore has not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor has Evercore been furnished with any such appraisals. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Board of Directors of the Company.

These materials were compiled on a confidential basis for use by the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Evercore Partners

Table of Contents Preliminary Draft - Confidential

Section

Transaction Overview I

Valuation Analysis II

Appendix

Evercore Partners

I. Transaction Overview

Evercore Partners

Transaction Overview Preliminary Draft - Confidential

Summary of Select Terms of the Proposed Transaction

Scope of Assignment: Evercore Group L.L.C. (“Evercore”) has been asked by the Board of Directors of Clearwire Corporation (“Clearwire”, “CLWR” or the “Company”) whether, in Evercore’s opinion as of the date hereof, the consideration of $3.40 to be received by Clearwire Class A shareholders from Sprint Nextel Corporation (“Sprint”) is fair, from a financial point of view, to all non-Sprint/SoftBank shareholders of the Clearwire Class A common stock (the “Transaction”)

Valuation: Purchase Price per share: $3.40

Consideration: Consideration: 100% cash

Each Class A Common Share / Each Class B Share and Unit, together: Same consideration

– 100% of non-Sprint/SoftBank shares, including public shareholders (34.5% of fully-diluted shares) and Equityholders (Comcast/ Bright House/ Intel, owners of 11.5% of fully-diluted shares), which represents 46.0% of total fully-diluted ownership (1)

Transaction Structure: Reverse subsidiary merger, whereby Sprint acquisition subsidiary is to merge into Clearwire Corporation

Clearwire will be the surviving entity

Conditions Precedent to Close: Approval by a required vote of Clearwire shareholders

Closing of Sprint and SoftBank transaction

Required legal and regulatory approvals

No Material Adverse Effect at Clearwire

Shareholder Vote: May 21st Clearwire shareholder meeting adjourned until May 31st

Drop Dead Date: October 15, 2013

Can be extended to December 31, 2013 and beyond, if end date of Sprint/Softbank agreement is so extended

(1) Fully-diluted ownership assumes conversion of $240mm of Sprint’s exchangeable notes (issued to Clearwire) into Clearwire shares at a conversion price of $1.50/share

Evercore Partners

Transaction Overview Preliminary Draft - Confidential

Summary of Select Terms of the Proposed Transaction (Cont’d)

Interim Financing: Sprint has provided $240mm of financing pursuant to a Note Purchase Agreement, dated as of December 17, 2012 as amended on January 31, 2013 and February 26, 2013, since the transaction was announced

– Instrument is 1% unsecured Exchangeable Notes, with conversion price of $1.50 and maturing in June 2018 (5 years)

– Monthly installments of $80mm

– Shareholder vote is required when Nasdaq 20% limit is reached or Clearwire runs out of authorized shares

If Clearwire shareholders approve the Transaction, Clearwire will be entitled to 5 additional monthly draws; if the Transaction fails, no further draws will be available

If Deal Terminates: Due to failure of Clearwire shareholder vote:

– Exchangeable Notes conversion price of $1.50/share; conversion at option of Sprint.

Merger Agreement is terminated due to failure of Sprint/SoftBank merger:

– Sprint will forgive $120mm of Exchangeable Notes and the balance may be converted at Clearwire’s option within 15 business days of termination into common shares at $1.50/share;

– Sprint will pay Clearwire an additional $100mm prepayment for future LTE services on 1/15/14 if Clearwire has met its build-out requirement of 5,000 sites by 1/15/14

Due to termination for any reason, Sprint has the option to convert at any time after termination of agreement, subject to Clearwire’s option to convert notes if Merger Agreement is terminated due to failure of Sprint/SoftBank merger

Due to Sprint breaches of the Merger Agreement or failure of Sprint/SoftBank merger, Sprint’s obligation to purchase notes will continue until the earlier of (i) Clearwire exchanging outstanding notes for equity or (ii) July 2, 2013 (after the 7th draw), however clause (ii) will not apply if the accelerated build-out agreement has been executed, is in full force and effect and has not been breached by Clearwire.

Evercore Partners

Transaction Overview Preliminary Draft - Confidential

Evercore Analysis Overview

In connection with rendering our opinion, we have, among other things:

i. reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

ii. reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

iii. reviewed certain non-public projected financial data relating to the Company prepared and furnished to us by management of the Company (the “Management Projections”);

iv. discussed with management of the Company, the Company’s past and current operations, financial projections and current financial condition, including the Company’s liquidity position and capital needs (and including management’s views on the risks and uncertainties related to the foregoing);

v. reviewed the reported prices and the historical trading activity of the shares of Class A Common Stock;

vi. compared the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

vii. reviewed the Agreement and a draft of the amendment to the Agreement dated May 21, 2013, which we have assumed is in substantially final form and from which we assume the final form will not vary in any material respect to our analysis;

viii. reviewed the Note Purchase Agreement dated December 17, 2012, the First Amendment to Note Purchase Agreement, dated January 31, 2013, the Second Amendment to Note Purchase Agreement, dated February 26, 2013 and the indenture relating to the Notes, dated March 1, 2013; and

ix. performed such other analyses and examinations and considered such other factors that we deemed appropriate.

Evercore Partners

Transaction Overview Preliminary Draft - Confidential

Evercore Analysis Overview (Cont’d)

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor.

We have assumed that the Management Projections have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the business assumptions reflected therein. We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals.

We have also assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the date of its last financial statement made available to us. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based.

We were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the shares of Company Common Stock or any business combination or other extraordinary transaction involving the Company.

The full text of our opinion provided with this presentation sets forth assumptions made, matters considered and limitations on the review undertaken in conjunction with the opinion. You are urged to read the opinion carefully and in its entirety.

Evercore Partners

II. Valuation Analysis

Evercore Partners

Valuation Analysis

Preliminary Draft - Confidential

Analysis of Sprint Proposal

($ in millions)

			Initial Purchase Price (12/17/12)		Revised Purchase Price (5/21/13)	
Acquisition Consideration:						
Indicative Consideration Per Share			$2.97		$3.40 ← 14.5% increase over Initial Purchase Price	
Equity Transaction Value (non-Sprint shares) (1)			$2,273		$2,603	
Premiums Paid:	Pre-SoftBank (2)	11/20/12 (3)	Pre-SoftBank	11/20/12	Pre-SoftBank	11/20/12
Spot	$1.30	$2.12	*128.5%*	*40.1%*	*161.5%*	*60.4%*
1-Week Prior	$1.34	$2.22	*121.6%*	*33.8%*	*153.7%*	*53.2%*
4-Weeks Prior	$1.63	$1.91	*82.2%*	*55.5%*	*108.6%*	*78.0%*
30-Day VWAP	$1.47	$2.17	*101.8%*	*37.1%*	*131.0%*	*56.9%*
90-Day VWAP	$1.38	$1.89	*114.8%*	*57.2%*	*145.9%*	*79.9%*
180-Day VWAP	$1.65	$1.75	*80.3%*	*69.3%*	*106.4%*	*93.9%*
52-Week High	$2.50	$2.69	*18.8%*	*10.4%*	*36.0%*	*26.4%*
52-Week Low	$0.90	$0.90	*230.0%*	*230.0%*	*277.8%*	*277.8%*
Sprint Current Basic Ownership (4)			50.2%		50.2%	
Sprint Current Fully-Diluted Ownership (4)(5)			54.0%		54.0%	
Sprint Pro Forma Ownership			100.0%		100.0%	
Implied $/MHz-POP (6)			$0.23		$0.24	

Implied $0.21/MHz-POP based on estimated balance sheet ended 12/31/12 at time of initial announcement (12/17/12) → $0.23

Source: Management Projections, FactSet, Bloomberg

Note: 30/90/180 Day VWAP premiums are based on trading days; 1-Week and 4-Week Prior are based on 5 and 20 trading days, respectively

(1) Non-Sprint shares include both Class A and Class B shares. Fully-diluted shares include ~1,633mm basic shares, ~31mm RSUs and an additional 160mm shares from the conversion of Sprint's $240mm exchangeable notes (drawn down through May 21, 2013) leading to ~899mm Sprint shares (after conversion)

(2) Represents 1 day before SoftBank/Sprint acquisition rumor (10/10/12)

(3) Represents 1 day before initial Sprint proposal

(4) PF for Eagle River

(5) Assumes conversion of $240mm of exchangeable notes (issued to Clearwire) into Clearwire shares at a conversion price of $1.50/share

(6) Assumes NPV of Spectrum Leases of $1,800mm, 47.0bn MHz-POPs, estimated 6/30/13 debt balance of $4,511mm and estimated 6/30/13 cash balance of $605mm (includes $240mm from Sprint exchangeable notes drawn down through May 21, 2013), based on Management estimates

Evercore Partners

5

Valuation Analysis

Preliminary Draft - Confidential

Share Price Performance

Share Price Performance since December 2010

$8.00 $6.00 $4.00 $2.00 $0.00

(8/3/11): Sprint CFO speculates on Clearwire bankruptcy

(10/7/11): Sprint Investor Day

(4/19/11): Sprint/LightSquared partnership rumors

(10/3/12): T-Mobile/MetroPCS announcement

(10/11/12): SoftBank/Sprint rumor

(10/15/12): SoftBank deal announced

(10/18/12): Sprint / Eagle River announcement

(4/8/13): Verizon offer for Clearwire spectrum

(5/10/13): ISS recommended shareholders to vote for transaction

(5/20/13): Revised Sprint Offer $3.26

(4/15/13): DISH/Sprint Offer Dish $3.30/share offer for Clearwire on 12/28/12

12/14/10 6/9/11 12/4/11 5/29/12 11/23/12 5/20/13

Share Price Performance Prior to Sprint / SoftBank Deal

$4.00 $3.50 $3.00 $2.50 $2.00 $1.50 $1.00 $0.50 $0.00

(10/18/12): Sprint / Eagle River announcement

(10/11/12): SoftBank/Sprint rumor (Clearwire up 70.8%)

(10/3/12): T-Mobile/MetroPCS announcement

(10/15/12): SoftBank deal announced (Clearwire up 15.9%)

(12/11/12): Rumors surface that Sprint is in negotiations to purchase remaining stake of Clearwire Dish $3.30/share offer for Clearwire on 12/28/12

(12/17/12): Sprint/CLWR transaction announced

(12/13/12): 13D filed by Sprint revealing it is in negotiations to purchase remaining stake of Clearwire

(4/15/13): DISH/Sprint Offer

(4/8/13): Verizon offer for Clearwire spectrum

(4/15/13): TMO-PCS revised offer

(5/10/13): ISS recommended shareholders to vote for transaction

(5/20/13): Revised Sprint Offer $3.26

Clearwire Stock Performance

10/10/2012(1) 11/20/2012(2) 5/20/2013

Price $1.30 $2.12 $3.26

1-Week Prior 1.34 2.22 3.16

4-Weeks Prior 1.63 1.91 3.26

30 Day VWAP 1.47 2.17 3.28

90 Day VWAP 1.38 1.89 3.25

180 Day VWAP 1.65 1.75 2.63

52-Week High 2.50 2.69 3.44

52-Week Low 0.90 0.90 0.90

8/31/12 10/22/12 12/13/12 2/4/13 3/28/13 5/20/13

Source: Factset, Company Filings

(1) Represents 1 day before Sprint/SoftBank acquisition rumor

(2) Represents 1 day before initial Sprint proposal

Evercore Partners

Valuation Analysis

Preliminary Draft - Confidential

Financial Summary

($ in millions)

SCC (1)

	2013	2014	2015	2016	2017	2018	2019	2020
Revenue	$1,254	$885	$1,145	$1,611	$1,977	$2,288	$2,576	$2,732
% YoY Growth	(0.9%)	(29.4%)	29.3%	40.7%	22.7%	15.7%	12.6%	6.1%
Memo: LTE Devices with Usage (000s)	308	2,520	4,835	6,862	8,782	9,234	10,043	10,271
Adj. EBITDA	($187)	($586)	($351)	$254	$618	$1,049	$1,355	$1,440
% Margin	NM	NM	NM	15.8%	31.3%	45.9%	52.6%	52.7%
Capex	$371	$375	$146	$161	$233	$229	$295	$317
% Revenue	29.6%	42.4%	12.8%	10.0%	11.8%	10.0%	11.5%	11.6%
Levered FCF	($811)	($1,537)	($1,297)	($517)	($203)	$258	$503	$583
Cumulative Levered FCF	($811)	($2,347)	($3,645)	($4,162)	($4,365)	($4,106)	($3,603)	($3,020)
Cash Shortfall (2)	$58	($1,479)	($2,776)	($3,293)	($3,496)	($3,238)	($2,735)	($2,152)

MCC (1)

	2013	2014	2015	2016	2017	2018	2019	2020
Revenue	$1,254	$966	$1,875	$3,415	$4,608	$5,666	$6,640	$7,040
% YoY Growth	(0.9%)	(23.0%)	94.2%	82.1%	34.9%	23.0%	17.2%	6.0%
Memo: LTE Devices with Usage (000s)	308	4,650	15,441	23,810	30,051	33,407	35,637	36,893
Adj. EBITDA	($187)	($505)	$378	$2,056	$3,199	$4,316	$5,248	$5,517
% Margin	NM	NM	20.2%	60.2%	69.4%	76.2%	79.0%	78.4%
Capex	$371	$375	$188	$341	$461	$567	$664	$704
% Revenue	29.6%	38.9%	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Levered FCF	($811)	($1,458)	($697)	$974	$2,050	$2,532	$2,392	$2,600
Cumulative Levered FCF	($811)	($2,268)	($2,966)	($1,992)	$58	$2,590	$4,982	$7,581
Cash Shortfall (2)	$58	($1,400)	($2,097)	($1,124)	$926	$3,458	$5,850	$8,450

Source: Management Projections
(1) SCC assumes Sprint is Clearwire's primary Wholesale customer; MCC assumes other large Wholesale customers in addition to Sprint
(2) Cumulative Levered FCF adjusted for actual end of 2012 cash balance of $869mm; assumes debt is refinanced at maturity at existing rates; assumes no incremental debt apart from Sprint exchangeable notes

EVERCORE PARTNERS

7

Valuation Analysis

Preliminary Draft - Confidential

($ in millions)

Methodology

Selected Range

Low High

For Reference Purposes Only

52 Week Low / 52 Week High Share Price

Analyst Price Targets (12/16/12) (1)

Analyst Price targets (Current) (2)

Public Peer Group Analysis

Public Peer Group Analysis ($/MHz-POPs) (3) $0.18 $0.18

Selected Spectrum Precedent Transactions

$/MHz-POP (6/30/13 Balance Sheet) (4)(5) $0.18 $0.26

$/MHz-POP (12/31/13 Balance Sheet) (4)(5) 0.18 0.26

Precedent Premia Paid Analysis

Pre-SoftBank (6)(7) 25.0% 45.0%

As of 11/20/12 (7)(8) 25.0% 45.0%

DCF Analysis Funding Shortfall

SCC (10.0% - 17.5% Disc. Rate; 2.0% - 4.0% Perp. Growth) SCC: $3.5bn

MCC (10.0% - 17.5% Disc. Rate; 2.0% - 4.0% Perp. Growth) MCC: $2.1bn

Implied Share Price $2.97 $3.40 $0.90

$0.83 $2.97 $1.54 $1.66 $1.66 $1.31

Includes illustrative net proceeds from potential spectrum sale (per Dish proposal) (9)

$1.64 $2.38 ($1.91) ($0.59) $1.94

$3.44 $4.00 $3.50 $3.91 $3.58 $2.36 $2.95 $3.14 $3.81 $16.76

($2) ($1) $0 $1 $2 $3 $4 $5 $16 $17

Prior Range (12/16/12)

LowHigh

$0.90 $2.69

($0.82) $1.69

$2.01(10) $4.52(10)

$1.53(11) $4.04(11)

$1.64 $2.36

$2.38 $2.95

($1.88) ($0.01)

$4.14 $11.30

Source: Company filings, Management Projections, Bloomberg, FactSet, Wall Street research

(1) Based on 10 analysts as of 12/16/12; Average 12/31/12 price target of $2.58; Median of $2.63; Low end of $0.83 represents $1.00 12/31/13 price target discounted back 1 year at a cost of equity of 20%

(2) Based on 7 analysts as of 5/20/13; Average price target of $3.16; Median of $3.00

(3) Based on $0.18/MHz-POP implied from 5/20/13 Globalstar enterprise value (pro forma for recent restructuring and assuming no value for existing business), and based on $0.18/MHz-POP implied from LightSquared (currently in Chapter 11) debt trading levels as of 5/20/13 prior to rumor of Dish offer

(4) Based on 47.0bn MHz-POPs per Management

(5) Assumes no value for net assets and includes no costs associated with on-going commitments and liabilities, based on Management guidance

(6) Represents 1 day before SoftBank/Sprint acquisition rumor (10/10/12)

(7) Relevant range based on analysis of one day, 1-week prior, 4-week prior premiums of: a) all cash transactions $0.5bn-$10bn b) all cash transactions >$500mm where acquirer stake increases from <50% to 100%, and c) all cash transactions >$500mm where acquirer already had >50% stake and increased ownership to 100%

(8) Represents 1 day before initial Sprint proposal

(9) Incremental net proceeds from Dish proposal of $1.19-$1.32/share; based on $2,183mm offer (net of NPV of leases), less $200mm of estimated tax leakage as per Management estimates in December 2012, divided by fully-diluted share count of ~1,504-1,664mm shares

(10) Assumes 12/31/12 estimated balance sheet at time of prior analysis (12/16/12)

(11) Assumes 9/30/13 estimated balance sheet at time of prior analysis (12/16/12). Cash and debt balance per SCC

Evercore Partners

Valuation Analysis

Preliminary Draft - Confidential

Precedent Spectrum Transactions

($ in millions)

$/MHz-POPs

$0.40 $0.35 $0.30 $0.25 $0.20 $0.15 $0.10 $0.05 $0.00

2.5 GHz WCS S-Band L-Band

Preliminary Verizon offer of $0.22-$0.30/MHz-POP for 45MHz in top 25 markets

Preliminary Dish spectrum and tender offers

Revised Transaction: $3.40 Purchase Price implies $0.24/MHz-POP

$2.97 Purchase Price implies $0.23/MHz-POP

$0.30(1) $0.22 $0.24 (2) $0.19 (3) $0.21 $0.26 $0.18 $0.35(5) $0.19 (6) $0.21 (7) $0.13(8) $0.23(9) $0.15(10) $0.25(12)

Verizon/ Clearwire Proposal

DISH/ Clearwire (Tender)

DISH/ Clearwire (Spectrum)

Sprint/ Eagle River (Clearwire)

Sprint/ Clearwire

Clearwire/ BellSouth

AT&T/ NextWave (A&B Block)

AT&T/ NextWave (All)

DISH Network/ Terrestar

DISH Network/ Terrestar

DISH Network/ DBSD North America

DISH Network/ DBSD North America

Harbinger (Lightsquared)/ SkyTerra

Frequency

2.5 GHz 2.5 GHz 2.5 GHz 2.5 GHz 2.5 GHz 2.5 GHz 2.3 GHz 2.3 GHz 2 - 2.2 GHz 2 - 2.2 GHz 2 - 2.2 GHz 2 - 2.2 GHz 1.5 - 1.6 GHz

Band EBS EBS/BRS EBS/BRS EBS/BRS EBS/BRS BRS WCS WCS S S S S L

Transaction Value $1,040 - $1,526 $11,199 $2,183 $9,897(4) $7,400 $300 $600 $600 $1,375 $874 $1,400 $899 $1,849(11)

Total MHz-POPs 4,725 - 5,085 47,000 11,367 46,600 29,000 1,700 1,554 2,820 6,600 6,600 6,000 6,000 7,500(12)

Announcement Date 04/08/13 12/28/12 12/28/12 10/18/12 05/07/08 02/15/07 08/02/12 08/02/12 06/14/11 06/14/11 02/01/11 02/01/11 09/23/09

Source: Company Filings, Wall Street Research

(1) Preliminary non-binding offer; net proceeds may be substantially lower due to tax leakage and the majority of the spectrum being leased spectrum

(2) Preliminary non-binding Dish offer of $3.30 per share; FDSO of 1,665mm; Debt of $4,511mm; Cash of $605mm; NPV of Leases of $1,800mm based on Management estimate

(3) Preliminary non-binding offer of $2.183 billion based on DISH’s proposal net of NPV of leases; net proceeds may be lower due to potential tax leakage; Dish December 2012 indicative proposal received prior to Sprint transaction was $2.46bn which was before adjusting for NPV of leases and implied $0.216/MHz-POP

(4) Implied Transaction Value - Uses implied share price of $2.97; FDSO of 1,495mm; Debt of $4,486mm; Cash of $828mm; NPV of Leases of $1,800mm based on Management estimate

(5) Calculated using WCS A & B only; Assumes $60mm ($0.69 per MHz-POP) value for AWS included in the transaction; assumes $0 for WCS C&D

(6) Calculated using WCS A, B, C, & D; Assumes $60mm ($0.69 per MHz-POP) value for AWS included in the transaction

(7) Using US & Canada Population (330mm)

(8) Adjusted for Net Book Value of Terrestar-1 Satellite ($501.2mm)

(9) Using US Population only (300mm)

(10) Adjusted for Net Book Value of DBSD-G1 Satellite ($501.3mm)

(11) Sourced from Skyterra News Release

(12) Valuation based on total MHz-POPs from the Skyterra proxy dated 2/26/10

Evercore Partners

Valuation Analysis *Preliminary Draft - Confidential*

Preliminary Premiums Paid Analysis

- The tables below summarize the results of three data sets of premiums paid for U.S. targets
  - All cash transactions for U.S.-based companies with transaction values between $500 million - $10.0 billion since January 2000 in which acquirer purchased 100% of target
  - All cash "Minority-Led" transactions, in which acquirer had ownership of less than 50% of target prior to the transaction and acquired 100% of target, for U.S. targets with a minimum transaction value of $500 million from January 2000
  - All cash "Majority-Led" transactions, in which acquirer had ownership of more than 50% of target prior to the transaction and acquired 100% of target, for U.S. targets with a minimum transaction value of $500 million from January 2000

All Cash Transactions

Number of Transactions: 611

	Premium Paid		
	1 Day Prior	1 Week Prior	4 Weeks Prior
Mean	30.4%	32.7%	36.8%
Median	26.6%	28.5%	31.7%
Top 25% Median	52.4%	56.8%	60.9%
Bottom 25% Median	7.7%	9.5%	13.1%

Minority-Led Transactions

Number of Transactions: 23

	Premium Paid			Diff.
	1 Day Prior	1 Week Prior	4 Weeks Prior	Final/ Initial Prem.(1)
Mean	38.0%	38.9%	40.8%	14.5%
Median	30.2%	32.7%	44.5%	11.6%
Top 25% Median	70.9%	67.9%	67.2%	27.6%
Bottom 25% Median	10.4%	13.1%	16.1%	3.8%

Majority-Led Transactions

Number of Transactions: 16

	Premium Paid			Diff.
	1 Day Prior	1 Week Prior	4 Weeks Prior	Final/ Initial Prem.(1)
Mean	25.2%	27.8%	30.6%	14.6%
Median	25.8%	27.7%	24.7%	16.0%
Top 25% Median	41.6%	45.3%	45.7%	26.0%
Bottom 25% Median	8.8%	9.3%	11.5%	8.6%

Source: SDC, Factset, Company filings
Note: Transaction Value is Equity Value Acquired
(1) Difference between the Final 1-Day Premium and the Initial 1-Day Premium; Excludes deals where there was no change between Initial and Final Prices

EVERCORE PARTNERS 10

Valuation Analysis

Preliminary Draft - Confidential

DCF Analysis

($ in millions, except per share amounts)

SCC

Implied Share Price

		Perpetuity Growth Rate		
		2.0%	**3.0%**	**4.0%**
Discount Rate	**10.0%**	$0.76	$1.29	$1.94
	12.5%	(0.58)	(0.32)	(0.00)
	15.0%	(1.38)	(1.24)	(1.07)
	17.5%	(1.91)	(1.82)	(1.72)

Implied Terminal Multiple

		Perpetuity Growth Rate		
		2.0%	**3.0%**	**4.0%**
Discount Rate	**10.0%**	7.3x	8.5x	10.0x
	12.5%	5.6	6.3	7.1
	15.0%	4.6	5.0	5.6
	17.5%	3.9	4.2	4.6

In SCC, if Clearwire were to enter into a definitive agreement to sell 40MHz of spectrum based on the summary terms contained in Dish's preliminary non-binding proposal, Clearwire will receive $1.983bn of net proceeds or an additional $1.19-$1.32/share [(1)]

MCC

Implied Share Price

		Perpetuity Growth Rate		
		2.0%	**3.0%**	**4.0%**
Discount Rate	**10.0%**	$12.69	$14.44	$16.76
	12.5%	8.33	9.18	10.24
	15.0%	5.63	6.14	6.73
	17.5%	3.81	4.12	4.47

Implied Terminal Multiple

		Perpetuity Growth Rate		
		2.0%	**3.0%**	**4.0%**
Discount Rate	**10.0%**	7.4x	8.5x	10.0x
	12.5%	5.7	6.3	7.2
	15.0%	4.6	5.1	5.6
	17.5%	3.9	4.2	4.6

Source: Management Projections
Note: Valuation dates as of 6/30/13; includes PV of NOLs
Assumes NOLs after 2012 assumed not to be restricted and utilized to offset taxes
SCC and MCC include conversion of $240mm Sprint Exchangeable Notes into shares if fully-diluted share price exceeds $1.50/share (conversion price): notes are converted into 160mm shares
MCC includes conversion of 2040 Exchangeable Notes into shares if fully-diluted share price exceeds $7.08/share (conversion price): reduction in debt of $629mm as notes are converted into ~89mm shares
(1) Incremental net proceeds from Dish proposal of $1.19-$1.32/share; based on $2,183mm offer (net of NPV of leases), less $200mm of estimated tax leakage as per Management estimates in December 2012, divided by fully-diluted share count of ~1,504-1,664mm shares

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Historical Operating and Financial Metrics

($ in millions)

2009 2010 2011 2012

POPs (mm) 42 114 134 135

Wholesale (mm) 0.05 3.25 9.12 8.22

Retail (mm) 0.60 1.10 1.29 1.36

Total Subscribers (mm) 0.64 4.35 10.42 9.58

Wholesale Revenue NA $481 $494 $468

Retail Revenue NA 51 758 796

Other Revenue NA 4 2 1

Revenue $244 $535 $1,253 $1,265

Adj. EBITDA (781) (1,057) (314) (157)

Capex (1,540) (2,655) (226) (182)

LFCF ($2,012) ($3,824) ($1,159) ($634)

Cumulative LFCF (2,012) (5,836) (6,995) (7,629)

Cash Balance 1,700 1,733 1,108 869

Source: Company Filings, Management Projections

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Current Capital Structure ($ in millions)

6/30/13 Est. 11/20/12 (1) 10/10/12 (2)

Face Val. Coupon Maturity Price YTM YTW Price YTM YTW

Cash and Cash Equivalents (3) $605

Debt

12.000% Senior Secured Notes due 2015 $2,947 12.000%

12/1/15 105.625 9.806% 9.806% 99.250 12.281% 12.281%

14.750% Senior Secured Notes due 2016 300 14.750% 12/1/16 124.500 7.580% 7.580% 108.250 12.143% 12.143%

12.000% 2nd Priority Secured Notes due 2017 500 12.000% 12/1/17 110.000 9.454% 9.236% 92.500 14.087% 14.087%

8.250% Exchangeable Notes due 2040

629 8.250% 12/1/40 95.000 8.730% 9.523% 72.875 11.509% 16.217%

Sprint Exchangeable Notes (4) 240 1.000% 3/1/18

Vendor Financing Notes due 2014/2015 36 L+550 2014/2015 Capital Lease Obligations 99 NA NA

Total Debt $4,751

Total Debt $4,751

Net Debt

$4,146

Since the announcement of the Sprint/SoftBank deal, Clearwire debt prices have rallied significantly

Source: Company Filings, FactSet

(1) Represents 1 day before initial Sprint proposal

(2) Represents 1 day before SoftBank/Sprint acquisition rumor

(3) Estimated cash balance as of 6/30/13

(4) Maturity based on first $80mm draw down on 3/1/13

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Clearwire Historical Bond Yields

Historical Bond Yields

50.0%

40.0%

30.0%

20.0%

10.0%

0.0%

9.0%

8.4%

3.5%

1/1/11 6/24/11 12/15/11 6/6/12 11/27/12 5/20/13

12% Sr. Secured due ‘15

14.75% Sr. Secured due ‘16

12% 2nd Priority due ‘17

Historical Bond Yields Since 1 Month Prior to Sprint / SoftBank Deal

15.0%

10.0%

5.0%

0.0%

Yields

10/10

10/11

Change

2015 Notes

12.3%

10.5%

(1.8%)

2016 Notes

12.1%

7.7%

(4.4%)

2017 Notes

14.1%

10.5%

(3.6%)

9.0%

8.4%

3.5%

8/31/12 10/22/12 12/13/12 2/4/13 3/28/13 5/20/13

12% Sr. Secured due ‘15

14.75% Sr. Secured due ‘16

12% 2nd Priority due ‘17

Source: Bloomberg

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Analysis At Various Prices

($ in millions)

			Initial Purchase Price (12/17/12)	Dish Proposal (12/28/12)	Revised Purchase Price (5/21/13)
			Includes Dilution from $240mm of Sprint Converts and Assumes 6/30/13 Balance Sheet		
	Pre-SoftBank	**11/20/12 (1)**			
Share Price	**$1.30**	**$2.12**	**$2.97**	**$3.30**	**$3.40**
% Premium to Current ($3.26)	***(60.1%)***	***(35.0%)***	***(8.9%)***	***1.2%***	***4.3%***
% Premium to 11/20/12 ($2.12)	***(38.7%)***	***0.0%***	***40.1%***	***55.7%***	***60.4%***
% Premium to Pre-SoftBank ($1.30) (2)	***0.0%***	***63.1%***	***128.5%***	***153.8%***	***161.5%***
% Premium to Pre-SoftBank 52 Week High ($2.50)	*(48.0%)*	*(15.2%)*	*18.8%*	*32.0%*	*36.0%*
% Premium to Pre-SoftBank 52 Week Low ($0.90)	*44.4%*	*135.6%*	*230.0%*	*266.7%*	*277.8%*
% Premium to Pre-SoftBank 30 Day VWAP ($1.47)	*(11.7%)*	*44.1%*	*101.8%*	*124.2%*	*131.0%*
% Premium to Pre-SoftBank 90 Day VWAP ($1.38)	*(6.0%)*	*53.3%*	*114.8%*	*138.6%*	*145.9%*
% Premium to Pre-SoftBank 180 Day VWAP ($1.65)	*(21.1%)*	*28.7%*	*80.3%*	*100.3%*	*106.4%*
Fully-Diluted Shares Outstanding (3)	1,504	1,664	1,664	1,665	1,665
Implied Equity Value	**$1,955**	**$3,528**	**$4,943**	**$5,493**	**$5,660**
Plus: Debt (6/30/13) (4)	4,751	4,511	4,511	4,511	4,511
Less: Cash (6/30/13) (4)	(605)	(605)	(605)	(605)	(605)
Implied TEV	**$6,101**	**$7,434**	**$8,849**	**$9,399**	**$9,566**
Plus: NPV of Leases (5)	1,800	1,800	1,800	1,800	1,800
Adjusted TEV (For Leases)	**$7,901**	**$9,234**	**$10,649**	**$11,199**	**$11,366**
Implied $/MHz-POP (6)	**$0.17**	**$0.20**	**$0.23**	**$0.24**	**$0.24**
Value of SIG Shares (13.0%) (7)(8)	$248	$405	$567	$630	$650
Value of Public Shares (36.9%) (8)	538	1,217	1,706	1,896	1,954
Total Value of Non-Sprint Shares (49.8%) (8)	**$786**	**$1,622**	**$2,273**	**$2,527**	**$2,603**
Δ vs. Initial Purchase Price				253	330
% Premium to Initial Purchase Price Offer ($2.97)				*11.1%*	*14.5%*

Source: Management Projections

(1) Represents 1 day before initial Sprint proposal

(2) Represents 1 day before SoftBank/Sprint acquisition rumor (10/10/12)

(3) Fully-diluted shares outstanding includes conversion of $240mm of Sprint's exchangeable notes (issued to Clearwire) into Clearwire shares at a conversion price of $1.50/share if in-the-money

(4) Debt and cash estimated as of 6/30/13 by Management. Cash balance includes $240mm of financing from Sprint exchangeable notes. Debt includes $240mm of Sprint exchangeable notes if not converted into common shares

(5) NPV of leases based on Management estimate

(6) $/MHz-POP calculated based on 47.0bn MHz-POPs provided by Management

(7) Includes Bright House, Comcast and Intel

(8) Percentage ownerships shown is based on basic share count. Value of stake calculated is based on fully-diluted share count. All dilutive options, warrants and RSUs assumed to belong to public shareholders. Fully-diluted share counts assume conversion of $240mm of Sprint's exchangeable notes (issued to Clearwire) into Clearwire shares at a conversion price of $1.50/share

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Preliminary Premiums Paid Analysis

Precedent Median Premiums

Implied Share Price

Share Price All Cash Minority-Led Majority-Led All Cash Minority-Led Majority-Led

Pre-SoftBank (10/10/12)

Spot Price $1.30 26.6% 30.2% 25.8% $1.65 $1.69 $1.64

1-Week Prior $1.34 28.5% 32.7% 27.7% 1.72 1.78 1.71

4-Weeks Prior $1.63 31.7% 44.5% 24.7% 2.15 2.36 2.03

High 31.7% 44.5% 27.7% $2.15 $2.36 $2.03

Low 26.6% 30.2% 24.7% 1.65 1.69 1.64

One Day Before Initial Sprint Proposal (11/20/12)

Spot Price $2.12 26.6% 30.2% 25.8% $2.68 $2.76 $2.67

1-Week Prior $2.22 28.5% 32.7% 27.7% 2.85 2.95 2.84

4-Weeks Prior $1.91 31.7% 44.5% 24.7% 2.52 2.76 2.38

High 31.7% 44.5% 27.7% $2.85 $2.95 $2.84

Low 26.6% 30.2% 24.7% 2.52 2.76 2.38

Source: SDC, Factset, Company filings

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Research Analyst Summary

Price Target Rating Valuation Methodology DCF Assumptions $ / MHz-POP

Bank of America Merrill Lynch (10/25/12) $4.00 Buy Spectrum NA $0.15 – 0.30

Guggenheim Partners (10/26/12) $3.00 Buy DCF NA NA

RBC (11/8/12) $2.50 Hold Spectrum NA $0.25

D.A. Davidson (10/26/12) $3.00 Buy Spectrum NA $0.20 – 0.25

Jefferies (10/26/12) $2.00 Hold DCF NA NA

Evercore Partners (10/25/12) $1.75 Hold Spectrum NA $0.35

Morgan Stanley (10/26/12) Sell DCF WACC: 13.0% Perp. Growth: 4.0% NA

J.P. Morgan (12/5/12) $4.00 Hold Spectrum NA $0.28

Macquarie (11/1/12) $2.75 Hold DCF NA NA

UBS (10/26/12) $1.75 Hold DCF WACC: 15.0% Perp. Growth: 0.5% NA

Average Target Price $2.58

Note: Analyst price targets as of 12/10/12 (pre-leak price related to Sprint/Clearwire transaction)

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Research Analyst Summary – Updated Price Targets

Price Target Rating Valuation Methodology DCF Assumptions $ / MHz-POP

Macquarie (4/26/13) $3.50 Neutral DCF NA NA

New Street (4/26/13) $3.50 Neutral NA NA NA

Jefferies (4/26/13) $3.15 Hold DCF NA NA

Guggenheim (4/26/13) $3.00 Neutral Sprint Offer NA NA

UBS (4/15/13) $3.00 Neutral NA NA NA

D.A. Davidson (4/26/13) $2.97 Sell Sprint Offer NA NA

Wells Fargo (4/26/13) $2.97 Market Perform Spectrum NA $0.17 - $0.19

Average Target Price $3.16

Note: Analyst price targets as of 5/20/13

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Basic Ownership

Investor Class A Shares % Class A Class B Shares % Class B Class A Equivalents %

Sprint 30,922,958 4.4% 708,087,860 91.5% 739,010,818 50.2%

Comcast 88,504,132 12.7% — 0.0% 88,504,132 6.0%

Bright House 8,474,440 1.2% — 0.0% 8,474,440 0.6%

Intel 28,432,066 4.1% 65,644,812 8.5% 94,076,878 6.4%

Eagle River — 0.0% — 0.0% — 0.0%

Other Shareholders 542,839,579 77.6% — 0.0% 542,839,579 36.9%

Total 699,173,175 100.0% 773,732,672 100.0% 1,472,905,847 100.0%

Additional Memo Items

Shares from Conversion of Sprint Exchangeable Notes (mm) 160

Fully-Diluted Share Count at $3.40 Share Price (mm) 1,665 Implied Sprint Fully-Diluted Ownership 54.0%

Sprint shareholdings assume conversion of $240mm of exchangeable notes issued to Clearwire into Clearwire shares at a conversion price of $1.50/share

Source: Management

Note: As of 5/20/13

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Trading Comparables – Implied Spectrum Values

Company	Price	Market Value	TEV	Adjusted TEV[1]	Frequency	MHz	Total POPs	MHz-POPs	Implied $/MHz-POPs
Clearwire	**$3.26**	**$5,427**	**$9,333**	**$11,133**[2]	**2.5GHz**	**NA**	**NA**	**47,000**	**$0.24**
Globalstar[3]	$0.40	$271	$1,041	$1,041	1.6/2.4 GHz	19.3	300	5,783	$0.18
LightSquared[4]	NA	--	2,228[5]	3,117[6]	MSS	59.0[7]	300	17,700	0.18

Source: Company Filings, Wall Street Research

Note: Share price and debt trading levels as of 5/20/13

(1) Calculated as TEV + NPV of Spectrum Leases – Value of Operations

(2) Assumes $0 for Value of Operations; Assumes $1,800mm for NPV of Spectrum Leases; Debt and Cash balance as of 6/30/13

(3) Assumes $0 for Value of Operations; Assumes no Spectrum Leases; 19.3MHz of terrestrial spectrum excludes international spectrum; capital structure pro-forma for restructuring announced on 5/20/2013

(4) Company is currently in Chapter 11; Assumes $0 for Market Value of Equity

(5) Uses Market Value of Debt and Preferred Equity prior to rumored Dish offer; Term Loan of $1,701mm trading at $0.966 (Markit); Assumes HoldCo Term Loan of $322mm includes PIK interest and a trading value equal to the Term Loan ($0.9661); DIP facility of $46.4mm; Cash Balance of $151mm as at 2/28/13; Assumes $391mm of preferred equity and a trading value equal to the Term Loan ($0.966)

(6) Assumes $0 for Value of Operations; Assumes $879mm for NPV of Spectrum Leases as of 6/30/13 calculated as NPV of $115mm annual lease payment to Inmarsat beginning in April 2014 and increasing annually at a rate of 3.0%; Assumes discount rate of 15.0%

(7) LightSquared owns a total of 59MHz spectrum, of which 40MHz is 1.6GHz L-Band Spectrum

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